Exhibit 10.27

Amendment Three
to
Google Linking Agreement

This Amendment Three to Google Linking Agreement (the “Amendment Three”) is entered into by and between Google Ireland Limited, a company formed under the laws of Ireland (“Google”) and Qizhi Software (Beijing) Co., Ltd., a company formed under the laws of People’s Republic of China (“Customer”).  This Amendment Three shall be effective as of February 1, 2010 (the “Amendment Three Effective Date”).  Capitalized terms not otherwise defined herein shall have their meanings as set forth in the Agreement (as defined below).

WHEREAS, Google and Beijing Qihoo Technology Co., Ltd. entered into Google Linking Agreement effective as of December 1, 2008 (the “Agreement”), Google, Beijing Qihoo Technology Co., Ltd. and Customer entered into Novation Agreement effective as of May 1, 2009 (the “Novation Agreement”), Google and Customer entered into Amendment One to Google Linking Agreement as of July 1, 2009 (the “Amendment One”), and Google and Customer entered into Amendment Two to Google Linking Agreement as of December 1, 2009 (the “Amendment Two”); pursuant to which Google provide services to Customer; and

WHEREAS, Google and Customer desire to amend certain terms in the Agreement; and

NOW THEREFORE, in consideration of the mutual promises contained herein, the parties mutually agree as follows:

1.                                       The term in Section 14.1 of the Agreement is hereby extended through March 31, 2010.

2.                                       The following payment clause shall apply in lieu of Section 9.1 in the Agreement and apply to the term beginning from February 1, 2010:

9.1 Payment.  Subject to the terms and conditions of this Agreement, for each month beginning from February 1, 2010, Customer shall be entitled to receive US$[****]* per thousand Referral Traffic Queries for the first [****]* ([****]*) Referral Traffic Queries, up to a maximum of [****]* ([****]*) Referral Traffic Queries (the “Query Cap”) per month.  Google retains the right to raise the Query Cap at any time during the term of this Agreement by up to 500% of the Query Cap.  If the number of Referral Traffic Queries for a month exceeds the Query Cap and Google does not raise the Query Cap, Customer may terminate this Agreement by thirty (30) days prior written notice to Google.  Google’s obligation to make payments under this Section shall not commence until Google’s technical personnel provide written approval of Customer’s implementation of the WebSearch Service and WebSearch Box(es) on each Customized Browser Site or Approved Client Application, which shall not be unreasonably withheld or delayed.  Payments required under this paragraph shall be made in U.S. Dollars only and by the last day of the calendar month following the calendar month in which the Referral Traffic Queries are sent to Google.

3.                                       The following is hereby added as Section 9.5 Bank Charges of the Agreement:

9.5 Bank Charges.  The party receiving payment will be responsible for any bank charges assessed by the recipient’s bank.

4.                                       General Provisions.  Except as expressly amended by this Amendment Three, the Agreement, as amended, is in all respects ratified, confirmed and approved and all terms, provisions and conditions set forth in the Agreement or prior amendments which are not specifically modified by this Amendment Three shall be and remain in full force and effect.  The failure of either party to enforce at any time or for any period of time, any provision of the Agreement, Amendment One, Amendment Two, or this Amendment Three shall not be construed as a waiver of such provision or of the right of such party thereafter to enforce such provision.  In the event of any conflict between the meaning of the terms and conditions of the Agreement, Amendment One, Amendment Two, and this Amendment Three, the terms and conditions set forth in this Amendment Three shall govern.  This Amendment Three constitutes part and parcel of the Agreement and shall be construed as part of the context of the Agreement.

Google Confidential

* This portion of Exhibit 10.27 has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 406 under the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the parties have executed this Amendment Three by persons duly authorized as of the Amendment Three Effective Date.  This Amendment Three may be executed in counterparts, including facsimile counterparts, each of which shall be deemed an original, and alI of which, when taken together, shall constitute one and the same instrument.

Google: Google Ireland Limited		Customer: Qizhi Software (Beijing) Co., Ltd.

By:	/s/ Grabam Law	By:	/s/ Hongyi Zhou

Print Name:	Grabam Law	Print Name:

Title:	Director	Title:	CEO

Date:	November 30, 2009	Date:	January 28,2010